Exhibit 32

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

AND THE CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Vail Resorts, Inc. (the "Company") that the quarterly report of the Company on Form 10-Q for the quarter ended October 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and the results of operations of the Company at the end of and for the periods covered by such Report.

Date: December 7, 2005

/s/ Adam M. Aron
Adam M. Aron
Chairman of the Board and
Chief Executive Officer

Date: December 7, 2005

/s/ Jeffrey W. Jones
Jeffrey W. Jones
Senior Vice President and
Chief Financial Officer

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, is not a part of the Form 10-Q to which it refers, and is, to the extent permitted by law, provided by each of the above signatories to the extent of his respective knowledge. A signed original of this written statement required by Section 906 has been provided to Vail Resorts, Inc. and will be furnished to the Securities and Exchange Commission or its staff upon request.